EXHIBIT 99.1

Oblong, Inc. Announces Corporate Name Change to TaoWeave, Inc.

December 8, 2025, 07:00am MT | Source: TaoWeave, Inc.

DENVER, CO — Oblong, Inc. (Nasdaq: OBLG) (the "Company") today announced that it has officially changed its corporate name to TaoWeave, Inc., reflecting its evolution into a digital asset treasury company.

In connection with the name change, the Company will change its ticker symbol from "OBLG" to "TWAV" on the Nasdaq, effective Wednesday, December 10, 2025.

"This marks the beginning of a new chapter for the business," said Peter Holst, Chief Executive Officer of TaoWeave, Inc. "We believe decentralized AI represents a significant opportunity in both artificial intelligence and digital assets. By building our treasury around TAO as our primary reserve asset, we're positioning TaoWeave at the intersection of these emerging trends — and providing investors a clear path to participate." To accompany the transition, the Company will launch a new website — www.taoweave.ai — which will feature key treasury disclosures, including current TAO balances, TAO per share, and other metrics that provide investors with clear visibility into treasury positioning.

The name and ticker change do not affect the Company's legal structure or existing financial reporting obligations. Shareholders are not required to take any action in connection with the change.

Further updates will be provided via regular press releases and regulatory filings.

About TaoWeave, Inc.

TaoWeave, Inc., formerly Oblong, Inc. (Nasdaq: OBLG), adopted a treasury policy in June 2025 under which the principal holding in its treasury reserve on the balance sheet is allocated to Bittensor (TAO). The Company's treasury policy provides investors a way to access the Bittensor ecosystem and the emerging decentralized AI sector through economic exposure to TAO.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The Company's actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company's expectation that decentralized AI represents a significant opportunity in both artificial intelligence and digital assets. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company's Annual Report on Form 10-K for the year ending December 31, 2024, the Company's Form 10-Q filed on May 13, 2025, the Company's Form 10-Q filed on August 14, 2025, the Company's Form 10-Q filed on November 13, 2025, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause the Company's actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5